Exhibit 10.46

Fujian Haixia Bank

Current Capital Loan Agreement

October 17, 2013 – October 17, 2014

CNY Fifteen Million

Part I General Provisions

This Agreement is made by and between

The Borrower (hereinafter referred to as Party A): see Article 23 (I) hereof for details

And

The Lender (hereinafter referred to as Party B): see Article 23 (II) hereof for details

Whereas Party A makes a loan application to Party B, and Party B agrees to grant the loan after examination, after consultation between the parties according to relevant laws and regulations, the Agreement is formulated for common compliance.

Article 1 Loan type: see Article 24 hereof.

Article 2 Loan amount: See Article 25 hereof.

Article 3 Loan purpose: See Article 26 hereof.

Article 4 Loan term: See Article 27 hereof.

Article 5 Certificate of indebtedness

The certificate of indebtedness is an integral part hereof. In case the loan amount, loan interest rate or loan term is inconsistent with that recoded in the certificate of indebtedness, the loan amount, loan interest rate or loan term recorded in the certificate of indebtedness shall be observed.

Article 6 Loan interest loan

(I) The annual interest rate for the loan hereunder is provided in Article 28 (I).

(II) In case the base rate for loans is regulated by the People’s Bank of China after conclusion of this Agreement and before allocation of the loan, the following means shall be executed (for which means as follows to be executed, see Article 28 (II) hereof):

1. The interest rate for the loan hereunder will not be changed, but that determined in the first paragraph of this Article will continue to be executed.

2. The interest rate for the loan hereunder will be regulated based on the regulation extent of the base rate for loans of the same type, currency and term.

(3)  In case the base rate for loans is regulated by the People’s Bank of China after allocation of the loan, the following means shall be executed (for which means as follows to be executed, see Article 28 (III) hereof):

1. The interest rate for the loan hereunder will not be changed, but that determined in the first paragraph of this Article will continue to be executed.

2. The interest rate for the loan hereunder will be regulated based on the regulation extent of the base rate for loans of the same type, currency and term, as from the date when the base rate for loans is regulated.

3. The interest rate for the loan hereunder will be regulated based on the regulation extent of the base rate for loans of the same type, currency and term, as from the first day of the following month after the base rate for loans is regulated.

4. The interest rate for the loan hereunder will be regulated based on the regulation extent of the base rate for loans of the same type, currency and term, as from January 1 in the following year after the base rate for loans is regulated.

(IV) In case any change occurs to the interest rate for the loan hereunder, the default rate for breach of the loan purpose and for overdue repayment shall automatically change correspondingly.

(V) In case any change occurs to the interest rate policy of the People’s Bank of China, Party B may directly execute relevant regulations of the People’s Bank of China, without prior consent of Party A.

Article 7 Allocation of the loan

(I) Premises for allocation of the loan:

1. In case a guarantee has been set against the loan hereunder, the guarantee formalities as required by Party B have been completed and remain valid.

2. Party A has completed and submitted the certificate of indebtedness as required by Party B.

3. Other premises for allocation of the loan: see Article 29 (I) hereof.

(II) In case Party A requires allocation of the loan fund by instalments, the following conditions shall be simultaneously satisfied in addition to those provided above in this Article:

1. Party A shall make an application for approval of Party B.

2. The total amount of the loan fund allocated by instalments shall not exceed the loan amount agreed in Article 2 hereof.

(III) Party A shall open a settlement account with Party B for allocation and payment of the loan fund: see Article 29(II) hereof for details.

Article 8 Fund payment

(I) Party A agrees to accept Party B’s management and control of the loan fund.

(II) The loan fund hereunder shall be subject to entrusted payment by Party B or independent payment by Party A.

1. Entrusted payment

(1) Entrusted payment means Party B pays the loan fund via Party A’s account based on the withdrawal application and payment entrustment from Party A to Party A’s transaction counterpart for the purpose agreed herein.

(2) The loan fund hereunder shall be subject to entrusted payment agreed in Article 30 hereof.

(3) In case of entrusted payment, Party A shall provide to Party B an application for entrusted payment, as well as the business contract established with its transaction counterpart and/or other transaction certificates. Party B may examine whether the relevant transaction materials provided by Party A satisfy the conditions before allocation of the loan fund; after examination and approval, Party B will pay the loan amount subject to entrusted payment via Party A’s account to Party A’s transaction counterpart.

2. Independent payment

(1) Independent payment means Party B allocates the loan fund to Party A’s account based on Party A’s withdrawal application, and then Party A makes independent payment to its transaction counterpart for the purpose agreed herein.

(2) Any loan amount can be subject to independent payment unless otherwise agreed herein.

(3) In case of independent payment, Party A shall report loan fund payment conditions to Party B on a monthly basis; Party B may check whether payment of such loan fund is made against the purpose agreed herein through account analysis, voucher inspection and field investigation.

(III) Change of the payment terms and change-triggering conditions

In case Party A is subject to decrease in its credit standing, low profitability of the major businesses, abnormal use of the loan fund or any other circumstances Party B thinks sufficient to trigger a change of the payment terms, Party B may change the payment terms or stop payment of the loan fund.

(IV) Restrictions and forbidden behaviors in payment of the loan fund

In case the loan fund hereunder is subject to entrusted payment, Party A may not change the payment terms arbitrarily, nor make independent payment of any loan amount subject to entrusted payment.

Article 9 Loan repayment

(I) Principles of repayment

1. In case of interest accrual on a daily basis, the daily interest rate = the annual interest rate/360, and the interest will accrue based on the actual days of fund occupancy as from the date when the loan fund is allocated.

2. In case of interest accrual on a monthly basis, the interest shall be accrued monthly to the 20th day in each month and settled on the following day. Party A shall pay the due interest to Party B on the interest settlement date. Upon the last repayment of the loan principal, Party A shall clear the corresponding interest on the loan principal.

3. Party A shall pay interest prior to principal of the loan hereunder. For repayments made by Party A, Party B may make recovery based on the sequence of “interest owed prior to the current period (including compound interest – principal owed prior to the current period – interest for the current period – principal for the current period”. Party B may change the foregoing repayment sequence without consent of Party A.

4. Party A agrees that Party B may recover any mature loan principal plus interest from any of Party A’s account opened with Party B and other institutions of Fujian Haixia Bank. Party A shall deposit sufficient amount prior to 18:00 of the principal repayment date and interest repayment date for repayment of the principal plus interest; or otherwise Party A shall undertake corresponding default liability due to the overdue repayment. In case the principal repayment date and the interest repayment date coincide with any legal or public holiday and the account balance of Party A is insufficient for recovery of the principal plus interest, the insufficiency can be made up within a grace period to 18:00 on the first business day after the holiday; during the grace period, the principal shall accrue interest based on the normal loan interest rate. In case Party A fails to make repayment of the principal plus interest upon expiration of the grace period, interest and compound interest will accrue based on the default interest rate for overdue repayment as from the principal repayment date and interest repayment date prior to the grace period. Party A agrees that Party B may recover the due principal plus interest as from 18:00 on the day preceding the principal repayment date, and that Party B may recover the due interest as from 18:00 on the interest settlement date.

(II) Repayment terms: see Article 31 hereof.

(III) Advance repayment

1. In case Party A makes advance repayment of the loan principal, such advance repayment shall be subject to 15 days’ written application to Party B; partial or all the principal can be repaid ahead of time with Party B’s consent.

2. In case Party A makes advance repayment, interest that has accrued based on the interest rate agreed herein will not be regulated; for the part of loan principal repaid by Party A in advance, Party B will accrue the interest based on the interest rate herein and the actual number of days when such amount is occupied.

3. After advance repayment of partial loan principal, the outstanding loan amount shall still apply the loan interest rate agreed herein.

4. In case Party A makes advance repayment before 6 months after borrowing, Party B may charge a compensation for such advance repayment, which shall not exceed 1% of the loan principal repaid in advance.

(IV) Management of the capital return account

1. The capital return account specified by Party A: see Article 32 hereof.

2. Party A shall timely provide to Party B the capital inflows and outflows of the capital return account; Party B may supervise the foregoing capital return account of Party A. Whenever necessary as Party B thinks, Party A shall, as required by Party B, enter into a capital return account management contract, for inflow and outflow management of the returned capital.

(V) Party A and Party B agree that an unspecified third party may apply to Party B for perform the obligations hereunder on behalf of Party A, and Party B may decide whether to accept such application. In case Party B accepts such application, it may enter into relevant agreement with such third party (hereinafter referred to as the Relevant Agreement); where any provision of the Relevant Agreement on specific matter goes inconsistent with this Agreement, the former shall be observed. In case the third party fails to perform the obligation or to perform the obligation as agreed, Party A shall be held responsible to Party B for such failure.

Article 10 Guarantee

(I) To ensure proper performance of Party A’s obligations hereunder, Party B will additionally enter into a Guarantee Contract with Party A or the Guarantor provided by Party A, or the Guarantor shall issue an instrument with guaranteeing effect; the Guarantee Contract or the instrument shall be the accessory to this Agreement.

(II) In case the mortgage or pledge under the Guarantee Contract is subject to or will possibly be subject to resettlement, levy or requisition, Party A shall notify Party B within three days after it knows or should know such resettlement, levy or requisition; before the Mortgagor or the Pledgor sign relevant contract with the resettling, levying or requisitioning party, Party A shall make advance repayment of the indebtedness hereunder or provide another guarantee that satisfies the requirement of Party B; or otherwise Party B will be deemed as having violated the Agreement, and Party B may exercise its creditor’s right ahead of time.

Article 11 Party A’s rights and obligations

(I) Party A may require Party B to allocate the loan fund hereunder as agreed herein.

(II) Party B may apply to Party B for extension of the loan, provided such extension complies with Party B’s regulations.

(III) Party A shall make repayments of the loan principal plus interest as agreed herein.

(IV) Party A shall use the loan fund for the purpose agreed herein. Where Party A needs to use the loan fund for any other purpose, it shall obtain prior written permission of Party B.

(V) Party A shall provide materials relating to operation, assets and finance as required by Party B, and ensure that all materials provided are true, legal, complete and valid.

(VI) Party A shall accept Party B’s inspection of and supervision over use of the loan fund, as well as Party A’s production, operation, financial activities and asset conditions, while giving sufficient assistance and coordination.

(VII) Prior to clearance of the loan principal plus interest to Party B, Party A may not use the assets formed by using the loan fund as a guarantee for any third party without written permission of Party B.

(VIII) In case Party A has any act that may cause a change in the debtor-creditor relationship hereunder or performance of the obligations hereunder (including but not limited to decrease in the registered capital, contracting, leasing, joint operation, trusteeship, merger, consolidation, separation, equity transfer, shareholding reconstruction, joint capital, cooperation, application for shutdown for rectification, application for dissolution, application for deregistration, application for bankruptcy, transfer of major assets, procurement of major assets, outward investment and large-amount financing etc.), it shall notify Party B in writing 15 days in advance, and conduct such act with written permission of Party B after performing the obligations and guarantee hereunder as required by Party B.

(IX) During performance of the Agreement, Party A shall not be subject to any event that may affect its performance of the obligations hereunder, including but not limited to suspension of production, suspension of business, shutdown for rectification, revocation of the business license, cancellation, forced application for bankruptcy, any of its management persons (including but not limited to the actual controller, holding shareholder, legal representative, senior management person and financial principal of Party A) subject to any judicial measure or pursued of any administrative or criminal liability, shareholder or shareholding change, involvement in any legal proceedings or arbitration, serious difficulty in production and operation, deterioration of the financial conditions and others. In case any of the foregoing events occurs, Party A shall immediately notify Party B in writing, and perform the obligations and guarantee hereunder as required by Party B.

(X) In case any change occurs to the name, domicile, Articles of Association, business scope, legal representative (or principal) or any other senior management persons of Party A, it shall notify Party B of such change in writing within 5 days after such change.

(XI) In case the Guarantor hereunder is subject to any event that may affect its performance of the guarantee obligation hereunder or the mortgage or pledge set as a guarantee for the loan hereunder is subject to market value reduction, incidental damage or loss, Party A shall timely notify Party B and provide another guarantee recognized by Party B.

(XII) Party A shall undertake to cover expenses relating to insurance, evaluation, registration and care of the Agreement or the guarantee hereunder, except for expenses specified by any normative legal document to be covered by Party B.

(XIII) Where Party A fails to perform the Agreement, it shall undertake to cover expenses incurred to Party B for realization of the creditor’s right (including but not limited to the legal cost, property preservation fee, lawyer’s fee, travelling expense, execution fee, evaluation cost, auction fee and others).

(XIV) Special provisions on granting credit to group clients

In case Party A is a group client (i.e. Group Client referred to in this Article, including the group clients recognized in the Guidelines for Commercial Banks on Risk Control in Credit Businesses with Group Clients and other relevant regulations), it shall observe the following special provisions:

1. Party A shall timely report to Party B any related transactions accounting for above 10% of its net assets, including

(1) The relationship between the transaction parties;

(2) The trading items and nature of the transactions;

(3) The transaction amounts or corresponding proportions;

(4) The pricing policy (including transactions without actual but nominal amount).

2. If Party A applies for loan credit in any of the following cases, Party B may laterally decide to stop payment of the unused loan amount to Party B, and make advance recovery of part or all the loan principal plus interest:

(1) Party A provides false material or conceals any major operation or financial fact;

(2) Party A changes the original purpose of the loan fund without permission of Party B, or embezzles the loan fund, or uses the bank loan for any illegal or improper transaction;

(3) Party A makes use of any false contract with any related party and uses notes receivable, accounts receivable or other creditor’s rights with no actual trading background to be discounted or pledged at the bank for capital or credit;

(4) Party A refuses Party B’s supervision over and inspection of its loan capital use and relevant operation and financial activities;

(5) Party A is subject to substantial merger, acquisition or restructuring, which Party B thinks may affect the loan safety;

(6) Party A escapes the creditor’s right of the bank through related transactions.

(XV) In case the expiration date of the operation term or license period recorded on the operation licenses of Party A is earlier than the mature date of any debts of Party A hereunder, to ensure proper performance of Party A’s obligations hereunder, Party A commits to complete relevant extension or prolongation prior to the said expiration, and submit a copy of the operation licenses after extension or prolongation to Party B for retention. In case Party A fails to perform the foregoing obligation, which shall constitute as a breach of the Agreement, Party B may require Party A to make advance repayment of the indebtedness, and exercise other relevant rights.

The foregoing operation licenses shall include, without limitation, the Business License, the Approval Certificate (for foreign-capital enterprises), as well as other permits, certificates and authorizations that Party A is legally required to obtain for normal operation based on its institutional nature and business scope.

(XVI) Party A may apply to a national public notary office for notarization of the Agreement; in such case, Party B shall provide assistance.

(XVII) Any commitment made by Party A to Party B shall constitute obligations hereunder to be performed by Party A.

Article 12 Party B’s rights and obligations

(I) Party B may require Party A to provide materials relating to the loan.

(II) Party B may inspect and supervise Party A’s use of the loan fund, as well as its production, operation, financial activities and asset conditions.

(III) In case Party A delays realization of its due creditor’s right, having incurred damage to Party B, Party B may make request to the people’s court for subrogation to realize the creditor’s right of Party A in its own name, with the subrogation cost (including but not limited to the legal costs, property preservation fee, lawyer’s fee, travelling expense, execution fee, evaluation cost and auction fee etc.) to be covered by Party A.

(IV) In case Party A waives its due creditor’s right or voluntarily assigns its properties, having incurred damage to Party B, Party B may make request to the people’s court for cancellation of Party A’s act. In case Party A assigns its properties at an obviously low price, having incurred damage to Party B, while the assignee has knowledge of the same, Party B may make request to the people’s court for cancellation of Party A’s act, with the expenses incurred from exercising the right of claiming cancellation to be covered by Party A.

(V) Party A agrees that Party B may make inquiry to the credit database established with approval from the People’s Bank of China and competent credit investigation department for Party A’s credit standing, and that Party B may provide Party A’s information to the credit database established with approval from the People’s Bank of China and competent credit investigation department. Party A agrees that Party B may make reasonable use of and disclose Party A’s information for the purposes of business or recovering the creditor’s right.

(VI) Party B shall make timely and sufficient allocation of the loan fund as agreed, unless any delay is caused by Party A.

(VII) Party B may participate in Party A’s large-amount financing, property sales, as well as merger, separation, shareholding reconstruction, bankruptcy and liquidation etc., to defend the safety of its creditor’s right.

(VIII) Party B may decide whether to make advance recovery of the loan based on the capital returns of Party A.

(IX) Party B may apply to a national public notary office for notarization of the Agreement, and Party A shall provide assistance.
Once notarized, this Agreement shall have enforcement potency. Party A shall perform the repayment obligation as agreed herein; in case Party A fails to repay the debt or to properly repay the debt, Party B may apply to a competent people’s court for enforcement, and Party A will accept the enforcement by the judicial authority.

Article 13 Default liability

(I) Party A will be deemed as having violated the Agreement in any of the following cases:

1. Party A does not use the loan fund for the purpose agreed herein.

2. Party A fails to repay the loan principal or interest as agreed herein.

3. Party A fails to make payments with the loan fund as agreed herein.

4. Party A has its financial indicators in any of the following cases: see Article 34 hereof.

5. Party A has cross default, i.e. Party A defaults in transaction or contract with any third party.

6. Party A fails to perform any of its commitments made to Party B.

7. Party A fails to perform any of its repayment obligations to Party B.

8. Party A fails to perform any other obligation hereunder.

9. The Guarantor fails to perform any obligation under the Guarantee Contract or any other legal document signed with Fujian Haixia Bank or subordinate institution of Fujian Haixia Bank, or any event occurring to the Guarantor (Guarantee) will possibly affect realization of the guarantee right by Party B.

10. The Guarantor fails to prolong or extend the valid period of the land use certificate on a timely and proper basis.

11. Other circumstances Party B thinks may be sufficient to affect realization of its creditor’s right.

(II) In any of the cases specified in Article 13 (I) above, Party B may exercise any or/and several of the following rights:

1. Party B may stop allocation of unpaid loan fund, bring all loan fund allocated mature in advance, and require Party A to make immediate repayment of all loan principal plus interest hereunder.

2. In case Party A fails to use the loan fund for the purpose agreed herein, Party B may accrue default interest on the loan amount used against this Agreement as from the defaulting date (included) based on the up-regulated loan interest rate (for the up-regulation, see Article 34 (I) hereof) and the interest settlement means agreed herein, and accrue compound interest on overdue interest based on the foregoing default rate and interest settlement means agreed herein.

3. In case Party A fails to repay the loan principal (including the loan principal subject to advance maturity) as agreed herein, Party B may accrue interest on the due but still outstanding loan principal as from the overdue date (included) based on the up-regulated loan interest rate (for the up-regulation, see Article 34 (II) hereof) (i.e. the default rate for overdue repayment) and the interest settlement means agreed herein.

4. In case Party A fails to clear the loan interest regardless of whether the loan principal is mature, Party B may accrue compound interest on the due but still outstanding interest as from the overdue date (included) based on the default rate for overdue repayment and the interest settlement means agreed herein.

5. Party B may make deduction directly from Party A’s account opened with Party B or other institutions of Fujian Haixia Bank for recovery of any due but outstanding loan principal, interest or any other amount from Party A.

6. Party B may require Party A to provide additional guarantee that satisfies Party B’s requirements for the indebtedness hereunder.

7. Party B may exercise the right of guarantee.

8. Party B may terminate this Agreement.

9. Party B may realize recovery by notification to a competent department or authority or announcement through news media.

(III) In case Party B fails to provide the loan fund as agreed, it shall undertake default liability, unless a delay in such provision is caused by Party A.

Article 14 Special provisions on energy saving and emission reduction

Party A commits to Party B as follows in aspects of energy-saving and emission reduction involved in the project using the credit loan fund:

(I) The construction project of Party A satisfies the “six conditions required” for commencing the construction (compliant with stipulations and requirements of the industrial policies and market access standard, the project approval or registration procedures, prequalification for land use, approval after evaluation of environment impact, review of energy-saving evaluation and credit loan, safety and urban planning); the project has been approved by competent authorities.

(II) Substantially, Party A’s construction project satisfies the following compliance requirements:

1. The new project is consistent with the national industrial policies and development trend;

2. The environmental evaluation of the project and its planning is compatible with the general requirements;

3. The technical and economic standards are aligned with the national advanced level and international level;

4. Other compliance requirements for construction projects.

(III) In case Party A’s project is subject to any of the following circumstances, Party B may require Party A, or even the key third party of the project (such as the contractor, supplier and supervisor etc.), to establish and implement management system and action plan relating to environmental impact, system of communications with the local communities and social public, as well as monitoring, evaluation and reporting (announcing) systems; meanwhile, Party B may also supervise and evaluate, through an independent third party, the environmental risk control mechanism, competence and results of Party A and the first third party:

1. Project that substantially changes the original state of the environment, and may produce adverse environmental and social consequences which cannot be easily eliminated;

2. Projects that produces adverse environmental and social consequences which can be eliminated by using relief measures but still with great risks.

(IV) In case Party A is an enterprise featuring large energy consumption, serious pollution and poor rectification, as announced and recognized by any competent authority in charge of energy-saving and emission reduction, except for credit to improvement of energy-saving and emission reduction, Party B may refuse grant of additional credit, while gradually compressing and withdrawing the credit that has been granted to Party A.

(V) In case Party A or Party A’s construction project is listed among those with lagging-behind production capacity by the national or provincial development and reform commission or any other competent department, Party B may take reasonable and effective measures to timely adjust, compress and withdraw credit relating to the lagging-behind production capacity.

(VI) In case Party A’s construction project is required to obtain approval of environmental evaluation but has not obtained such approval, Party B may refuse advance allocation of fund for pre-construction preparation and construction; in case the design, construction and operation of the environmental facilities for the project are not simultaneous with the main works, Party B may suspend allocation of fund for constructing the main works, until the “three simultaneities” are realized; in case the project has not obtained approval of environment evaluation that shall be obtained upon completion, Party B may suspend allocation of fund for operation of the project; for any overseas project invested by domestic enterprises, Party A shall ensure compliance with the environment protection and other relevant laws of the country or region where the project is located.

(VII) In case Party A becomes subject to compliance and credit risks relating to energy consumption and pollution, Party B may select to require Party A to take any or several of the following measures:

1. To increase the proportion of the capital fund;

2. To issue middle- or long-term debentures (corporate bonds);

3. To add technological improvement project for energy saving and consumption reduction and technological improvement plan;

4. To take the operation right after the profitable project is completed, cash flow, accounts receivable and others as the pledge for credit;

5. To take out of construction period insurance for the project, as well as engineering liability insurance, environmental liability insurance, product liability insurance and others relating to energy consumption and pollution risks;

6. Other measures to help Party B relieve the compliance and credit risks relating to energy consumption and pollution.

(VIII) In case Party A fails to fulfill the foregoing commitments or any energy consumption or pollution risk takes on, Party B may:

1. Require Party A to make rectifications and improvements within a limited time period;

2. Suspend or compress the credit Party B has granted to Party A;

3. Declare advance maturity of the credit, and make advance recovery of the loan or stop allocation of the loan fund;

4. Exercise the right of mortgage or pledge in advance.

Article 15 Confidentiality

Neither Party A nor Party B shall tamper with or illegally use any business secret or other information obtained of the other party during performance of this Agreement or for purpose of performing this Agreement; without consent of the other party, neither party may disclose such information to any third party, unless provision of such information is required by the lawyer, accountant, auditor or evaluator engaged by the parties or by laws, regulations or rules, or by competent authorities.
Article 16 Change and termination of the Agreement and assignment of the creditor’s right and indebtedness

(I) Neither Party A nor Party B may change or terminate this Agreement after it becomes effective, unless otherwise agreed herein or between the parties. Any written modification or supplementary agreement reached between the parties shall constitute an integral part of this Agreement.

(II) For extension of the loan term upon maturity, Party A shall make a written application to Party B 15 business days prior to the maturity of the loan and complete the guarantee matters. After inspection and approval by Party B, the loan term extension agreement will be signed and relevant formalities shall be attended to.

(III) Party B may assign all or partial of the creditor’s rights and obligations hereunder and corresponding right of guarantee to a third party. In case Party B assigns any creditor’s right and obligation hereunder and corresponding right of guarantee to a third party, such assignment shall be considered as having obtained the consent of Party A, provided that Party B notify Party A of such assignment. In case the assignment of any creditor’s right or obligation has not become effective, or has been invalid, cancelled or lifted, Party A shall still be responsible to Party B according to this Agreement.

Article 17 Right reservation

Any right of Party B hereunder will not affect or exclude any other right of Party B according to the laws, regulations and other contracts. Any tolerance to a default, grace to a delay, preference or delayed execution of any right hereunder shall not be deemed as Party B waives any right or interest hereunder, or permits or recognizes any default behavior, nor affect, hinder or prevent Party B continuing to exercise such right or any other right, nor cause Party B to assume any obligation or liability to Party A.
Article 18 Governing law and dispute dissolution

(I) This Agreement is governed by the laws of the People’s Republic of China.

(II) For ways to dissolve disputes, see Article 35 hereof.

(III) No dispute shall affect performance of any other provisions not involved.

Article 19 Notification

(I) Any notification from one party to the other party hereto can be served in writing (including but not limited to fax, mail and other written forms) to the address and responsible person of the other party as recorded herein. In case of fax, the notification shall be deemed as having been served when the fax reaches the other party; in case of mail, the notification shall be deemed as having been served on the third day after it is sent.

(II) Notification from Party B to Party A can be also served via one or more means as follows: newspapers or announcement on the website, bulletin at the operation outlets, telephone, short message and e-mail.

(III) In case the address and telephone number recorded herein changes during performance of the Agreement, the party subject to such change shall timely notify the other party.

Article 20 Declarations

Party A is a legally registered business entity in good standing; it may sign and perform this Agreement in its own name; signature of Agreement has been fully, legally and effectively authorized.

Article 21 Matters not covered

For any matter not covered, Party A and Party B shall settle the matter according to relevant laws, regulations and rules.

Article 22 Effectiveness of the Agreement

The Agreement will become effective upon satisfaction of the following conditions:

(I) Bearing the signatures of Party A’s legal representative (principal) or authorized agent, together with its official seal;

(II) Bearing the signatures of Party B’s principal or authorized agent, together with its official seal.

Part II Special Provisions

Article 23 This Agreement is made by and between

(I) The Borrower: Yida (Fujian) Tourism Group Co., Ltd.

Address: No. 68, Xianfu Road, Zhangcheng Town, Yongtai County
Postal code: 350001
Tel.: 28308382
Fax: 15959106601
E-mail: None
Legal representative (or principal): Chen Minhua
Responsible person: Huang Aiping

(II) The Lender: Fujian Haixia Bank Co., Ltd., Yongtai Branch

Address: No. 34, Shangma Road, Zhangcheng Town, Yongtai County
Postal code: 350700
Tel.: 24819966
Fax: 24803888
E-mail: None
Principal: Lin Sheng
Responsible person: Wang Shuhua

Article 24 Loan type: short-term current capital loan.

Article 25 Loan amount: CNY Fifteen Million Only.

Article 26 Loan purpose: for payment of the advertising fee

Article 27 Loan term

The loan terms lasts for twelve months, as from October 17, 2013 to October 17, 2014. The loan fund hereunder shall be put into use within ninety days as of October 17, 2013.

Article 28 Loan interest rate

(I) The annual interest rate for the loan hereunder is 8.7%, 45% or Nothing here percent above the base rate released by the People’s Bank of China for loans based on the same terms.

(II) In case the base rate is subject to regulation by the People’s Bank of China after conclusion of this Agreement and before allocation of the loan fund, the 2nd item of Article 6 (II) shall be executed.

(III) In case the base rate is subject to regulation by the People’s Bank of China after allocation of the loan fund, the 1st item of Article 6 (III) shall be executed.

Article 29 Allocation of the loan fund

(I) The other premises for allocation of the loan fund referred to in the 3rd item of Article 7 (I) include: 1. Allocation of the loan fund shall comply with the loan scale management requirement of the national credit policy and financial regulatory departments, as well as Party B’s requirements for credit loans; 2. Nothing here.

(II) Party A shall open the following settlement account with Party B for allocation and payment of the fund:

Account name: Yida (Fujian) Tourism Group Co., Ltd.
Account No.: 100027460510010002
Opening bank: Fujian Haixia Bank, Yongtai Branch

Article 30 The loan fund hereunder shall be all subject to entrusted payment when the following conditions are satisfied:

1. Any single payment with any loan amount of no less than CNY nothing here (included);

2. Nothing here.

Article 31 Terms of repayment

Party A and Party B agree to adopt the following 1st means for repayment of the loan principal:

(I) One-time repayment, i.e. Party A shall repay the loan principal once in full amount upon maturity of the loan.

(II) Repayment by instalments, i.e. Party A repays the loan principal based on the repayment schedule determined by the parties upon allocation of the loan fund.

(III) Other terms of repayment: Nothing here.

Article 32 Party A specifies the following account as a special account for returned capital:

Account name: Yida (Fujian) Tourism Group Co., Ltd.
Account No.: 100027460510010002
Opening bank: Fujian Haixia Bank, Yongtai Branch

Article 33 Party A will be deemed to have a breach in case any of its financial indicators is subject to the following conditions:

The asset-liability ratio is above 90%.

Article 34 Default rate

(I) Where Party A fails to use the loan fund for the purpose agreed herein, the loan amount used against the purpose will accrue default interest based on the default rate of 60% above the contractual loan interest rate.

(II) Where Party A fails to repay the loan principal as agreed herein, the due but outstanding loan amount will accrue default interest for overdue repayment based on the default rate of 50% above the contractual loan interest rate.

Article 35 Dispute dissolution

Any dispute arising from or relating to establishment or performance of this Agreement shall be settled by using the following 1st means:

(I) Referred to the local competent people’s court at the place where Party B is located.

(II) Referred to Nothing here for arbitration.

Article 36 Contractual text

This Agreement is made in triplicate, each for Party A and Party B; both copies shall have the same legal effect.

Article 37 Other provisions agreed

Nothing here.
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Party A and Party B confirm upon establishment of this Agreement that both parties have carefully read and fully agree with all provisions hereof. Party B has drawn Party A’s full attention to all provisions, particularly to the provisions releasing or exempting Party B’s liability, and given detailed explanations as requested by Party A. Both parties have fully known and understood the meanings and the legal consequences of the provisions of this Agreement.

Party A (Official Seal): Yida (Fujian) Tourism Group Co., Ltd.	Party B (Seal): Fujian Haixia Bank Co., Ltd., Yongtai Branch
Legal Representative (Principal) (Signature): /s/ Chen Minghua	Principal (Signature): /s/ Lin Sheng
Or Authorized Agent (Signature):	Or Authorized Agent (Signature):
Responsible person (Signature):	Responsible person (Signature): /s/ Wang Shuhua, /s/ Yao Yu

Date of conclusion: October 17, 2013
Place of conclusion: No. 34, Shangma Road, Zhangcheng Town, Yongtai County
Contract No.: 056019000020130008